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                                                                     Exhibit 4.2

                                 SIXTH AMENDMENT
                                       TO
                                CREDIT AGREEMENT


                  THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of December 1, 1997, by and between BARNES GROUP INC. (the "Borrower"), the Lenders parties to the Credit Agreement (as defined below) from time to time (the "Lenders'), and MELLON BANK, N.A., a national banking association, as Agent (in such capacity, the "Agent").

                  WHEREAS, the Agent, the Lenders and the Borrower are parties to a certain Credit Agreement dated as of December 1, 1991 (as amended, the "Credit Agreement"); and

                  WHEREAS, the Borrower has requested that the Lenders extend the Revolving Credit Maturity Date for a period of one year;

                  WHEREAS, the Agent, the Lenders and the Borrower desire to amend the Credit Agreement as set forth herein; and

                  WHEREAS, all words and terms used in this Amendment which are defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein or required by the context;

                  NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound, the Agent, the Lenders and the Borrower hereby agree as follows:

                  Section 1. Extension of Revolving Credit Maturity Date. Pursuant to Section 2.03 of the Credit Agreement and as requested by the Borrower in a letter to the Agent dated November 10, 1997, the Lenders and the Agent hereby agree to extend the Revolving Credit Maturity Date for a period of one year. On and after December 6, 1997 (the "Effective Date"), as provided in
Section 2.03 of the Credit Agreement, the Revolving Credit Maturity Date shall be December 6, 2002, as such date may be further extended by the Lenders pursuant to Section 2.03 of the Credit Agreement.

                  Section 2. Conditions. The obligation of the Agent and the Lenders to extend the Revolving Credit Maturity Date shall be subject to satisfaction by the Borrower of the following conditions precedent:

                           (a) The Agent shall have received (with a copy for
                  each Lender) the following documents dated as of the date of the issuance of the Amendment (the "Closing Date") and in form and substance satisfactory to the Lenders:

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                                    (i) An executed counterpart of this
                           Amendment;

                                    (ii) A certificate signed by a duly
                           authorized officer of the Borrower stating that (A) the representations and warranties contained in
                           Article III of the Credit Agreement (except for
                           Section 3.06 which continues to be true as of the date set forth therein) are correct on and as of the Closing Date and as though made on and as of the Closing Date and (B) no Event of Default and no event, act or omission which, with the giving of notice or the lapse of time or both, would constitute such an Event of Default has occurred and is continuing or would result from the execution and delivery of the Amendment.

                  (b) The Agent shall have received (with a copy for each Lender) such other approvals, certificates, opinions or documents, in form and substance satisfactory to the Lenders, as the Lenders may reasonably request.

                  Section 3. Effect of Amendment. The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect. From and after the date hereof, all references in any document or instrument to the Credit Agreement shall mean and include the Credit Agreement, as amended by this Amendment.

                  Section 4. Governing Law. This Amendment shall be governed by and shall be interpreted and enforced in accordance with the laws of the State of New York.

                  Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Amendment.

                  Section 6. Expenses. The Borrower shall reimburse the Lenders for all costs and expenses (including fees and expenses of counsel to the Agent) incurred in connection with this Amendment.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized.

                                              BARNES GROUP INC.

                                              By:    \s\ David J. Sinder
                                                    --------------------------
                                              Title: Director of Operations
                                                    --------------------------

                                              MELLON BANK, N.A.,
                                              individually and as Agent

                                              By:    \s\ John Paul Marotta
                                                    --------------------------
                                              Title: Assistant Vice President
                                                    --------------------------

                                              FLEET NATIONAL BANK

                                              By:    \s\ Jeff Lynch
                                                    --------------------------
                                              Title: Vice President
                                                    --------------------------

                                              THE CHASE MANHATTAN BANK

                                              By:    \s\Carol Ulmer
                                                    --------------------------
                                              Title: Vice President
                                                    --------------------------

                                              THE FIRST NATIONAL BANK OF CHICAGO

                                              By:    \s\ Tom Dow
                                                    --------------------------
                                              Title: Corporate Banking Officer
                                                    --------------------------

                                              KEYBANK NATIONAL ASSOCIATION

                                              By:    Karen A. Lee
                                                    --------------------------
                                              Title: Vice President
                                                    --------------------------

                                              BANKBOSTON

                                              By:    \s\ Harvey Thayer
                                                    --------------------------
                                              Title: Director
                                                    --------------------------

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